Exhibit 5.1

Manatt
Manatt|Phelps|Phillips

May 15, 2006                     Client-Matter:   33923.033

Board of Directors
Intraop Medical Corporation
570 Del Rey Avenue
Sunnyvale, California  94085


         Re:  Form SB-2 Registration Statement Under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act") relating to the offer and sale (the "Offering") of up to an aggregate of 15,100,000 shares of common stock, par value $0.01 per share (the "Shares"), of Intraop Medical Corporation to be offered for sale by certain selling stockholders, as set forth in the Registration Statement. As counsel to the Company, we have reviewed such documents and considered such legal and factual matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm appearing in the Prospectus relating to the Offering under the heading "Legal Matters." In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

         This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes in law or fact that may thereafter be brought to our attention. This opinion is solely for your benefit and may not be relied upon by any other person.



                                       Very truly yours

                                       /s/ Manatt, Phelps & Phillips, LLP
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                                       MANATT, PHELPS & PHILLIPS, LLP